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                               DUPREE MUTUAL FUNDS

                           (A Kentucky Business Trust)

                                       * *

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

     Section 1.01. Registered Office. The registered office of the Trust within the State of Kentucky shall be located at the principal place of business in said state of the Trust or the individual acting as the Trust's registered agent in Kentucky.

     Section 1.02. Business Offices. The Trust may conduct its business and have offices at such place or places, within or without the State of Kentucky, as the Board of Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 2.01. Time and Place. Meetings of shareholders shall be held at such time and place, within or without the State of Kentucky, as shall be determined by the Board of Trustees in accordance with these By-Laws.

     Section 2.02. Annual Meetings. An annual meeting of shareholders shall be held during the second quarter of each fiscal year of the Trust beginning on or after January 1, 1987 on such date not a legal holiday as shall be fixed by the Board of Trustees. At each annual meeting, the shareholders shall elect a Board of Trustees and may transact any other business which is properly brought before the meeting.

     Section 2.03. Special Meetings. Special meetings of shareholders may be called by the Board of Trustees or by the holders of not less than one-fifth (l/5) of all the shares entitled to vote at the meeting.

     Section 2.04. Notice of Shareholders' Meetings. Written notice of each meeting of shareholders stating the day, hour and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, in the manner prescribed by Section 5.01 of these By-Laws, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 2.05. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the shareholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more

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than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 2.06. Quorum and Vote Required. Except as otherwise provided in the Declaration of Trust, the holders of a majority of the shares of the Trust issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of shareholders. At any meeting at which a quorum is present, all elections shall be determined by plurality vote. and all other matters shall be determined by the vote of a majority of the shares represented and entitled to vote, unless the matter is one as to which a greater vote is required by statute, the Declaration of Trust or these By- Laws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.07. Voting. At any meeting of shareholders, each shareholder entitled to vote may vote in person or by proxy; and, except as otherwise provided by statute, the Investment Company Act of 1940 or rules and regulations issued thereunder, the Declaration of Trust or these By-Laws, each outstanding share shall be entitled to one vote on each matter submitted to a vote at such meeting. At each election of trustees, each shareholder entitled to vote shall have the right to cast as many votes in the aggregate as he shall be entitled to vote under the Declaration of Trust, multiplied by the number of trustees to be elected at such election, and each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.

     Section 2.08. Proxies. Each proxy shall be in writing executed by the shareholder giving the proxy or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. The revocation of a proxy shall not be effective until the Secretary of the Trust has received written notice of the revocation.

     Section 2.09. Action Without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof; and such consent shall have the same effect as a unanimous vote of shareholders.

                                   ARTICLE III

                                    TRUSTEES

     Section 3.01. Board of Trustees. The business and affairs of the Trust shall be managed by its Board of Trustees, which may exercise all of the powers of the Trust and do all lawful acts and things which are not, by statute, the Declaration of Trust

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or these By-Laws, directed or required to be exercised or done by the shareholders. Trustees need not be residents of the State of Kentucky or shareholders of the Trust.

     Section 3.02. Number; Election and Tenure. The initial Board of Trustees shall consist of the number of trustees fixed by the Declaration of Trust. Thereafter, the number of trustees constituting the full Board shall be not less than three (3), as fixed from time to time by resolution adopted by a majority of the number of trustees constituting the full Board or by the shareholders at any annual or special meeting; provided, that no decrease in the number of trustees shall shorten the term of any incumbent trustee. With the exception of the initial Board of Trustees, the members of which shall be designated in the Declaration of Trust, and except as otherwise provided in these By-Laws, trustees shall be elected at the annual meeting of shareholders. Each trustee shall hold office for a term expiring at the annual meeting of shareholders next succeeding his election and until his successor is elected and qualified or his earlier displacement from office by resignation, removal or otherwise.

     Section 3.03. Resignation and Removal. Any trustee may resign at any time by written notice to the Trust or an Officer thereof. Any trustee holding office may be removed, with or without cause, by vote of a majority of the shares then entitled to vote at an election of trustees or by two-thirds of the trustees prior to such removal.

     Section 3.04. Vacancies. Any vacancy on the Board of Trustees may be filled by the shareholders at any annual or special meeting or by the affirmative vote of a majority of the remaining trustees as provided in Section 4.1(F) of the Declaration of Trust. Each trustee elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

     Section 3.05.  Executive and Other Committees.
The Board of Trustees, by resolution adopted by a majority of the number of trustees constituting the full Board, may designate from among its members one or more committees, each consisting of two (2) or more trustees and having such title as the Board may consider to be properly descriptive of its function (except that only one such committee shall be designated as the Executive Committee), and each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except that no such committee shall have authority as to any of the following matters:

     (a) amending the Declaration of Trust;

     (b) adopting a plan of merger or consolidation;

     (c) recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Trust otherwise than in the usual and regular course of its business;

     (d) recommending to the shareholders a voluntary dissolution of the Trust or a revocation thereof; or

     (e) amending the By-Laws of the Trust.

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Each such committee shall serve at the pleasure of the Board of Trustees. It shall keep minutes of its meetings and report the same to the Board of Trustees as and when requested by the Board, and it shall observe such other procedures with respect to its meetings as may be prescribed by the Board, or, to the extent not so prescribed, as are specified in these By-Laws with respect to meetings of the Board.

Section 3.051, Audit Committee (added by amendment 10/29/02)
The Trustees who are not Ainterested persons@ of the Trust or any of its affiliates, within the meaning of the Investment Company Act of 1940, and are Aindependent@ from Dupree Mutual Funds and any of its affiliates as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002, shall constitute the Audit Committee of Dupree Mutual Funds and shall have the responsibility and authority to engage the Independent Auditors selected to perform audit functions for the Trust or any other independent counsel or other advisers deemed necessary to carry out its duties, subject to requisite shareholder approval. The Audit Committee shall have the authority to establish procedures for receipt of complaints or concerns regarding accounting, internal accounting controls, auditing matters or other matters which relate to the financial operations of the Trust, including provisions to ensure the safeguarding of the Trust=s reports, records or documents.

Section 3.052, Nominating Committee (added by amendment 10/29/02)
The Trustees who are not "interested persons" of the Trust or any of its affiliates, within the meaning of the Investment Company Act of 1940, shall constitute the Nominating Committee of Dupree Mutual Funds and shall select and nominate to the Board of Trustees and the shareholders of the Trust those individuals who may be elected to serve as independent or Anon Ainterested@ Trustees of the Trust.

Section 3.053, Valuation Committee. (added by amendment 5/28/03)
The Board of Trustees of the Trust, including the Trustees who are not "interested persons" of the Trust or any of its affiliates, within the meaning of the Investment company Act of 1940, shall constitute the Valuation Committee to discuss, review and approve adjustments to valuation of bonds in the several portfolios of the Trust when necessary between regular meetings of the Board of Trustees, with such meetings to be called and initiated by the President or any Vice President of the Trust, with a quorum to be one interested Trustee and two not "interested" Trustees.

     Section 3.06. Chairman of the Board. The trustees may elect or appoint from among their number a Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of shareholders and trustees, and he shall have such Other powers and duties as the Board of Trustees may from time to time prescribe.

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     Section 3.07.  Compensation. The Board of Trustees shall have authority to fix the compensation of trustees and to provide for reimbursement of expenses incurred by trustees in attending meetings of the Board or of any committee of the Board in which they hold membership.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

     Section 4.01. Time and Place. Meetings of the Board of Trustees may be held at such time and place, within or without the State of Kentucky, as shall be determined in accordance with these By-Laws.

     Section 4.02. Organizational Meetings. Within ten (10) days after each annual meeting of shareholders, the trustees elected at the annual melting shall hold an initial meeting for the purposes of organizing, electing officers and transacting any other business they deem to be appropriate. Each organizational meeting shall be held at such time and place as shall be fixed by resolution of the Board of Trustees prior to the annual meeting of shareholders or by the written consent of all of the trustees elected at such annual meeting; and no notice of such organizational meeting need be given to such trustees in order legally to constitute the meeting, provided a quorum shall be present.

     Section 4.03. Regular Meetings. Regular meetings of the Board of Trustees may be held, with or without notice, at such time and place as shall from time to time be fixed in advance by resolution of the Board.

     Section 4.04. Special Meetings. Special meetings of the Board of Trustees may be called by the President and shall be called by the President or the Secretary at the written request of any two (2) trustees. Any such request shall specify the purpose or purposes for which the special meeting is to be called. Written notice of each special meeting of trustees stating the day, hour and place, and, if deemed appropriate by the person or persons by whom or at whose request the meeting is being called, the purpose or purposes thereof, shall be delivered to each trustee, in the manner provided in Section 5.01 of these By-Laws, at least forty- eight (48) hours before such meeting. The time and place of any special meeting of trustees may also be fixed by a duly executed waiver of notice thereof.

     Section 4.05. Quorum and Voting. A majority of the number of trustees constituting the entire Board of Trustees then in office shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the trustees present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise provided by statute, the Declaration of Trust or these By-Laws. If a quorum is not present at any meeting of the Board of Trustees, the trustees present at such meeting may adjourn it from time to time, without notice other than an announcement at the meeting, until a quorum is

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present.

     Section 4.06. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the trustees, or all of the members of the committee, as the case may be; and such consent shall have the same effect as a unanimous vote.

                                    ARTICLE V

                                     NOTICES

     Section 5.01. Delivery of Notices. Notices to shareholders and trustees shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be delivered when deposited in the United States mail addressed to the trustee or shareholder at his address as it appears on the books of the Trust with postage thereon prepaid. Notice to trustees may also be given by telegram or by leaving the notice at a trustee's residence or usual place of business.

     Section 5.02. Waiver of Notice. Whenever any notice is required by statute, the Declaration of Trust or these By-Laws to be given to any shareholder or trustee, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated thereon, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purposes of, any meeting of trustees need to be specified in a waiver of notice of such meeting. Attendance of a trustee at a meeting shall constitute a waiver of notice of such meeting, except where the trustee attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                    OFFICERS

     Section 6.01. Executive Officers. The executive officers of the Trust shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The President shall be selected from among the trustees, but no other officer need be a member of the Board of Trustees. Two or more offices, except those of President and Vice President and those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Board of Trustees at its organizational meeting following the annual meeting of shareholders at which the members of the Board were elected.

     Section 6.02. Other Officers and Agents. The Board of Trustees may also elect or appoint or may delegate to the President authority to appoint, to fix the term of office, duties and compensation of, and to remove, one or more Assistant Vice

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Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board may at any time or from time to time determine to be advisable.

     Section 6.03. Tenure; Resignation; Removal; Vacancies. Each officer of the Trust shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to
Section 6.02 of these By-Laws shall have been fixed by the Board of Trustees or by the President acting under authority delegated to him by the Board, then such officer shall cease to hold such office no later than the date of expiration of such fixed term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer may resign by written notice to the Trust. Any officer may be removed by the Board of Trustees, and, if the Board has delegated such authority to the President, any officer elected or appointed pursuant to Section 6.02 of these By- Laws may be removed by the President, whenever in the judgment of the Board or the President, as the case may be, the best interests of the Trust will be served thereby; provided, that any such removal shall be without prejudice to the contract rights, if any, of the officer so removed; under any employment or other agreement with the Trust; and provided further, that the election or appointment of an officer shall not of itself create any contract rights in his favor. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Trustees, or, in the case of an officer elected or appointed pursuant to Section
6.02 of these By-Laws, by the President acting pursuant to authority delegated to him by the Board.

     Section 6.04. Compensation. The compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, or, in the case of officers elected or appointed pursuant to Section 6.02, by the President acting pursuant to authority delegated to him by the Board.

     Section 6.05. Authority and Duties. All officers and agents of the Trust, as between themselves and it, shall have such authority and perform such duties in the management of the Trust as may be provided in these By-Laws, or, to the extent not provided herein, as may be prescribed by the Board, or, in the case of officers and agents elected or appointed pursuant to Section 6.02 of these By-Laws, by the President acting pursuant to authority delegated to him by the Board.

     Section 6.06. The President. The President shall be the Chief Executive Officer of the Trust. He shall have general and active management of the business of the Trust, shall see to it that all resolutions and orders of the Board of Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to the other executive officers of the Trust such of his powers and duties as President at such times and in such manner as he may deem to be advisable; and, in the absence or disability of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of shareholders and trustees.

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     Section 6.07.  The Vice Presidents. The Vice President, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the business of the Trust and the implementation of resolutions and orders of the Board of Trustees at such times and in such manner as the President may deem to be advisable. If there be more than one Vice President, the Board of Trustees may designate one of them as Executive Vice President, in which case he shall be first in order of seniority, and may also grant to others such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President, or, if there be more than one, the Vice Presidents in their order of seniority as indicated by their titles or as otherwise determined by the Board of Trustees shall, in the absence or disability of the President, exercise the powers and perform the duties of the President; and he or they shall have such other powers and duties as the Board or the President may from time to time prescribe.

     Section 6.08. The Assistant Vice Presidents. The Assistant Vice President, if any, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties as the Board of Trustees or the President may from time to time prescribe.

     Section 6.09. The Secretary. The Secretary shall: (a) Attend all meetings of the shareholders and the Board of Trustees and record the minutes of all proceedings taken at such meetings, and maintain all documents evidencing trust actions taken by written consent of the shareholders or the Board of Trustees, in a book to be kept for that purpose; and, when required, he shall perform like duties for any committees of the Board; (b) See to it that all notices of meetings of the shareholders and of special meetings of the Board of Trustees are duly given in accordance with these By-Laws or as required by statute; (c) Be the custodian of the seal of the Trust, and, when authorized by the Board of Trustees, cause the trust's seal to be affixed to any document requiring it, and, when so affixed, attested by his signature as Secretary or by the signature of an Assistant Secretary; and (d) Perform all other duties incident to the office of a trust secretary and such other duties as the Board of Trustees or the President may from time to time describe.

     Section 6.10. The Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Trustees or by the President, shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary; and he or they shall perform such other duties as the Board of Trustees, the President or the Secretary may from time to time prescribe.

     Section 6.11. -The Treasurer. The Treasurer shall: (a) See to it that all monies, securities and other valuable effects of the Trust are deposited in its name and for its account with such custodians and depositories as may be designated by the Board of Trustees; (b) Keep full and accurate accounts of receipts and disbursements and revenues and expenses in books belonging to the Trust; (c) Render to the President and the Board of Trustees, at meetings or whenever they may require it, an account

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of the financial condition of the Trust; and (d) Perform all other duties incident to the office of a treasurer and such other duties as the Board of Trustees or the President may from time to time prescribe.

     Section 6.12. The Assistant Treasurers, The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Trustees or by the President, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer; and he or they shall perform such other duties as the Board of Trustees, the President or the Treasurer may from time to time prescribe.

                                   ARTICLE VII

                         ISSUANCE AND TRANSFER OF SHARES

     Section 7.01. Share Certificates. The certificates representing shares of the Trust shall be in the form approved by the Board of Trustees and shall set forth the statements required by statute and these By-Laws. Each certificate shall state the name of the person to whom it is issued, the number and class and designation of any series or sub-series of shares that it represents and the date of its issuance, and shall be signed on behalf of the Trust by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, any or all of whose signatures may be facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Trust itself or an employee of the Trust. Certificates representing shares of the Trust may but need not be sealed with its seal or a facsimile thereof. In case any officer who has signed or whose facsimile signatures has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the date of its issue.

     Section 7.02. Lost Certificates. The Board of Trustees may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Trust which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Board of Trustees, in its discretion and as a precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed. or his legal representative, to furnish the Trust or its transfer agent with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Trust or its transfer agent in respect of such lost, stolen or destroyed certificate.

     Section 7.03. Registration of Share Transfers. The Trust shall register or cause its transfer agent to register transfers of shares on the books of the Trust, upon compliance with such lawful share transfer rules and regulations as may be prescribed by the Board of Trustees or by any Transfer Agent acting for the Trust and, if such shares are represented by one or more certificates, upon surrender to the Trust or its transfer agent of such certificate or certificates duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer.

     Section 7.04. Fractional Shares. The Trust shall not issue certificates to represent fractional share interests, but shall register or cause its transfer agent to register ownership of such interests in the names of the persons entitled thereto on the books of the Trust. Ownership of any fractional share interest shall entitle the holder thereof to exercise voting rights, receive any dividends and participate in any liquidation of the Trust on a proportionate basis.

     Section 7.05. Registered Shareholders. Except as otherwise required by law, the Trust shall be entitled to recognize a person registered on its books as the holder of shares as the sole owner of such shares for all purposes, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any person other than such registered holder, regardless of whether it shall have knowledge or notice of any such claim or interest. Without limiting the generality of the foregoing, the Trust shall be entitled to recognize the exclusive right of a person whose holding of shares is so registered on its books as of any record date fixed or determined pursuant to Section of these By-Laws to be treated as the sole owner of such shares for the purpose for which such record date was so fixed or determined and to hold a person registered on its books as the holder of snares liable for calls and assessments in respect of such shares.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01.  Record Date.

     (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or entitled to receive payment of any dividends or other distribution or any allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for any other proper purpose, the stock transfer books of the Trust shall not be closed. but in lieu thereof the Board of Trustees may fix in advance a date as the record date for any such determination of shareholders. The record date so fixed shall not be more than fifty (50) nor less than ten (10) days prior to the date of any such meeting of shareholders, nor more than fifty (50) days prior to the date of any such other action.

     (b) If no record date is fixed by the Board of Trustees: (i) The record date for determining the shareholders entitled to notice of or

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to vote at a meeting shall be the close of business on the first date on which notice of the meeting is mailed; and (ii) The record date for determining shareholders for any other proper purpose shall be the close of business on the day on which the resolution of the Board of Trustees relating thereto is adopted.

     (c) When a determination of shareholders entitled to vote any meeting of shareholders has been made as provided in this Section 8.01, such determination shall apply to any adjournment of such meeting, unless the Board of Trustees fixes a new record date for any such adjourned meeting.

     Section 8.02. Signing of Checks, Notes, Etc. All checks or other orders for the payment of money and all notes or other evidences of indebtedness of the Trust shall be signed on its behalf by such officers and agents as the Board of Trustees may from time to time designate.

     Section 8.03. Voting of Securities. In the event that the Trust shall at any time or from time to time own and have power to vote any securities of any other issuer, such securities shall be voted by such persons and in such manner as the Board of Trustees may from time to time determine, or, in the absence of any such determination, by the President or any Vice President in such manner as such officer deems to be in the best interests of the Trust.

     Section 8.04. Seal. The seal shall have inscribed thereon the name of the Trust, the year of its formation and the words "A Kentucky Business Trust". The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.

     Section 8.05. Fiscal Year. The fiscal year of the Trust shall be fixed and may from time to time be changed by resolution of the Board of Trustees; provided, that if a different fiscal year shall not have been fixed by the Board on or before June 30, 1988, the first fiscal year of the Trust shall end on that date, and thereafter, unless and until the Board shall fix a different fiscal year, if it shall be the period of twelve (12) consecutive calendar months ending on the 30th day of June in each calendar year.

                                   ARTICLE IX

                                    INSURANCE

     The Trust may purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee or agent of the Trust. or is or was serving at the request of the Trust as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify against such liability under the provisions of section 271A.026 of the Kentucky Business Corporation Act or the indemnification provisions of any successor statute.

                                    ARTICLE X

                 APPLICABILITY OF INVESTMENT COMPANY ACT OF 1940

     Section 10.01. Investment Company Act to Be Controlling. If at a time when the Trust is registered as an investment company under the federal Investment Company Act of 1940, any provision of these By-Laws shall conflict or be inconsistent with any applicable provision of said Act or of any rule, regulation or order thereunder, such applicable provision of said Act or rule, regulation or order thereunder shall be controlling and the operation of the conflicting or inconsistent provision of these By-Laws shall be suspended.

                                   ARTICLE XI

                                   AMENDMENTS

     Section 11.01. General Power to Amend. Subject to Section 11.02, these By-Laws may be amended or repealed, and new By-Laws may be adopted, by resolution adopted by the shareholders or by a majority of the number of trustees constituting the full Board of Trustees; provided, that any By-Law or amendment to the By-Laws so adopted by the Board may be amended or repealed, and any By-Law so repealed by the Board may be reinstated, by resolution of the shareholders, in which case the Board shall not thereafter take action with respect to the By-Laws which is inconsistent with the action so taken by the shareholders.

     Section 11.02. Amendment by Shareholders Only. This Article XI may be amended or repealed only by the shareholders. In addition, the shareholders shall have exclusive power to amend or repeal any By-Law adopted by the shareholders which expressly states that it may be amended or repealed only by the shareholders.